              AMENDMENT TO THE AMENDED AND RESTATED PARTICIPATION
                 AGREEMENT AND AMENDMENT TO THE MARKETING AND
                       ADMINISTRATIVE SERVICES AGREEMENT

     This Amendment is made and entered into this 31 day of October, 2014 (the "Amendment"), by and among MetLife Investors Insurance Company (f/k/a Cova Financial Services Life Insurance Company, "MLI"), MetLife Insurance Company of Connecticut (f/k/a The Travelers Insurance Company, "MLIC"), Putnam Retail Management Limited Partnership ("PRM") and Putnam Variable Trust ("PVT").

     WHEREAS, PRM, PVT and MLI entered into the Amended and Restated Participation Agreement dated September 1, 1998, as amended, (the "First Participation Agreement") and PRM, PVT and MLIC entered into the Amended and Restated Participation Agreement dated June 1, 2001, as amended, (the "Second Participation Agreement"); and

     WHEREAS, PRM and MLI entered into the Marketing and Administrative Services Agreement dated April 24, 2006, as amended, (the "First Marketing Agreement) and PRM and MLIC entered into the Marketing and Administrative Services Agreement dated February 27, 2006, as amended, (the "Second Marketing Agreement"); and

     WHEREAS, effective following the close of business on November 14, 2014, MLI will merge with and into MLIC (the "Merger"); and

     WHEREAS, effective on the date of the Merger MLIC will change its name to MetLife Insurance Company USA ("MetLife USA");

     NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, PRM, PVT, MLI, MLIC and MetLife USA, effective following the close of business on November 14, 2014, or as of the Merger date if later, agree as follows:

   A. The First Participation Agreement and First Marketing Agreement shall be terminated.

   B.   The term "MetLife Insurance Company of Connecticut" (or "The
        Travelers Insurance Company" as the case may be) shall be replaced with the term MetLife Insurance Company USA wherever it appears in the Second Participation Agreement and Second Marketing Agreement.

   C.   The state of domicile for MetLife USA shall be the state of Delaware.

   D.   The list of separate accounts in Schedule A to the Second
        Participation Agreement shall be deleted in its entirety and replaced with the following list of separate accounts:

               MetLife Investors Variable Annuity Account One
               MetLife Investors Variable Life Account One
               MetLife Investors Variable Life Account Eight
               MetLife of CT Fund UL III for Variable Life Insurance MetLife of CT Separate Account CPPVUL1

     E.   The  Company mailing information in Article XII. Notices of the Second
                                                           -------
          Participation Agreement and in Section VIII - Notices of the Second Marketing Agreement shall be amended to read:

               MetLife
               One Financial Center, 20th Floor
               Boston, MA 02111
               Attn: Law Department

     F. The list of Portfolios and Fees in Schedule A to the Second Marketing Agreement shall be deleted in its entirety and replaced with the following list of Portfolios and Fees:

          PORTFOLIO NAME                        FEE
          --------------                        ---
          Putnam VT Equity Income Fund          0.125%
          Putnam VT International Equity Fund   0.125%
          Putnam VT International Value Fund    0.125%
          Putnam VT Multi-Cap Growth Fund       0.125%

     G. In all other respects, the terms of the Second Participation Agreement and Second Marketing Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.


                         METLIFE INVESTORS INSURANCE COMPANY

                         By:    /s/ Karen A. Johnson
                                ----------------------------
                         Title: Vice President

                         METLIFE INSURANCE COMPANY OF CONNECTICUT

                         By:    /s/ Karen A. Johnson
                                ----------------------------
                         Title: Vice President

                         PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

                         By:    /s/ Mark Coneeney
                                ----------------------------
                         Title: Head of Relationship Management

                         PUTNAM VARIABLE TRUST

                         By:    /s/ Michael Higgins
                                ----------------------------
                         Title: Treasurer